                                                                    Exhibit 10.1


                                                               EXECUTION VERSION
                                                               -----------------



                              EMPLOYMENT AGREEMENT
                              --------------------


         This Employment Agreement dated as of April 3, 1998 (this "Agreement"), is by and between CONLEY, CANITANO & ASSOC., INC., an Ohio corporation ("CCAi"), and Ronnie Crumpler ("Crumpler").

                                R E C I T A L S:
                                ----------------

         Concurrently with the execution and delivery of this Agreement, CCAi is purchasing from Crumpler and certain other individuals all of the issued and outstanding shares of common stock of Kelly-Levey & Associates, Inc. ("KLA") pursuant to the terms and conditions of a Stock Purchase Agreement made as of April _, 1998 (the "Purchase Agreement").

         As a condition to entering into the Purchase Agreement, CCAi desires to employ Crumpler, and Crumpler desires to serve, as Vice President of Vertical Market Development of CCAi for the time and upon and subject to the terms and conditions specified in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, CCAi and Crumpler hereby agree as follows:

SECTION 1.   EMPLOYMENT.

             1.1 TERM. CCAi agrees to employ Crumpler, and Crumpler agrees to serve CCAi, for a term beginning on the date of this Agreement and ending on

October __, 2000 (the "Term") unless extended by mutual consent of the parties or sooner terminated pursuant to the provisions of Section 5 of this Agreement.

             1.2 DUTIES. (a) As long as this Agreement is in effect, Crumpler shall be employed in a management capacity with the title of "Vice President of Vertical Market Development". Crumpler shall, to the best of his ability, devote all reasonable efforts to such employment and the management needs of the business of CCAi and discharge faithfully, diligently and to the best of his ability as long as this Agreement is in effect all reasonable management responsibilities and duties as may be assigned to him from time to time by the Chairman or President.

             (b) As long as this Agreement is in effect, Crumpler shall devote one hundred percent (100%) of his working time and attention during normal business hours to his duties under this Agreement.

             1.3 COMPENSATION. (a) As long as this Agreement is in effect, as compensation for the services to be rendered during such period and the other obligations undertaken by Crumpler under this Agreement, Crumpler shall be entitled to the compensation described in ATTACHMENT A hereto.

             (b) As long as this Agreement is in effect, CCAi shall provide Crumpler with the benefits and perquisites set forth on Attachment A hereto.

             (c) Additionally, CCAi shall, at least annually, review Crumpler's performance with a view towards evaluation of bonus compensation to be paid to Crumpler, which bonus compensation, if any, shall be at CCAi's sole discretion. The basis for such bonus compensation might include, without limitation, extraordinary client development activities by Crumpler.

SECTION 2.   CONFIDENTIALITY.

             (a) Crumpler acknowledges that by reason of the nature of Crumpler's duties and his former position of trust with KLA, Crumpler has had and will have access to and become informed of confidential and secret information which is not otherwise available to the Trade or public and which is a competitive asset of CCAi (the "Confidential Information"), including, without limitation: (i) customer information such as names, addresses, sales histories, purchasing habits, credit status, pricing levels, current and anticipated customer requirements, etc.; (ii) certain prospective customer information, mailing lists, etc.; (iii) product and systems specifications, schematics, designs, concepts for new or improved products and other product or systems data; (iv) product and parts suppliers' and prospective suppliers' names, addresses and contracts; (v) new and future product and systems development and planning data; (vi) future corporate planning data; (vii) computer software and the data base technologies, systems, structures and architectures; (viii) marketing strategies; (ix) CCAi's financial results and business condition; (X) any other information, however documented, of CCAi that is a "trade secret" either under common law or as such term is defined by statute under the laws of any applicable jurisdiction, and (xi) any of the foregoing which belong to any other person or company but to which Crumpler has had access by reason of his employment or relationship with CCAi (including, without limitation, information which is delivered to CCAi in confidence by persons or companies for whom CCAi is performing services). Crumpler agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of Crumpler's duties under this Agreement) any such Confidential Information.

             (b) In the event Crumpler is requested in connection with any legal proceeding to disclose any Confidential Information, Crumpler shall give CCAi prompt notice of such request so that CCAi may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and Crumpler shall cooperate with CCAi to obtain such protective order. In the event that such protective order or other remedy is not obtained or CCAi waives compliance with Section 2 of this Agreement, Crumpler shall furnish only that portion of the Confidential Information which is ordered to be disclosed or which is legally required, in the opinion of Crumpler's counsel, to be disclosed. Crumpler's disclosure in accordance with this 2(b) shall not constitute a violation of this Section 2.

             (c) Crumpler acknowledges that all sales manuals, instruction books, catalogs, price lists, information and records, technical manuals and documentation, drafts of instructions, guides and manuals, maintenance manuals, schematics, engineering and technical notes and drafts, mechanical drawings, blueprints and other engineering, mechanical or technical documentation (whether in draft or final form), and other sales or technical information and aids relating to CCAi's business, and any and all other documents containing Confidential Information furnished to Crumpler by CCAi or otherwise acquired or developed by Crumpler shall at all times be the property of CCAi. Upon termination of Crumpler's employment, Crumpler shall return to CCAi any such property or documents which are in Crumpler's possession, custody or control, but Crumpler's obligation of confidentiality shall survive such termination of employment until and unless any such Confidential Information shall have become, through no fault of Crumpler, generally known to the trade.

             (d) For purposes of this Section 2 and Sections 3 and 4, the term "CCAi" shall include its wholly-owned subsidiary, KLA.


SECTION 3.   NON-COMPETITION.

             3.1 COVENANT NOT TO COMPETE. Crumpler acknowledges that as long as Crumpler is employed by CCAi, Crumpler's access to the Confidential Information will enable Crumpler to benefit from CCAi's goodwill and know-how. To protect these vital interests of CCAi, Crumpler agrees that as long as this Agreement is in effect and for a period of two years following the termination of Crumpler's employment, Crumpler will not, without the prior written consent of CCAi, except as set forth in Section 3.2 of this Agreement, directly or indirectly, as a shareholder, director, officer, employee, agent or consultant, (a) invest or engage in any business which is competitive with that of CCAi or accept employment with or render services to a competitor of CCAi or take any action inconsistent with the relationship of an employee to CCAi; (b) solicit sales of, or sell or deliver, any product or system of a competitor of CCAi that is of the kind and character manufactured, sold or distributed by CCAi to any person, firm or corporation called upon or served by Crumpler on behalf of CCAi; (c) solicit or divert from CCAi the business or patronage of any person, firm or corporation with whom Crumpler has had business relations on CCAi's behalf in the 12 month period immediately prior to Crumpler's termination of employment, including performing services similar to those performances while an employee of CCAi with any customer of CCAi; (d) invest or engage in any business which is a member of the so-called "SAP Alliance Partners", a list of which is attached hereto as ATTACHMENT B and may be updated from time to time by CCAi; or (e) engage or assist in or influence the engagement or hiring by any competing organization of any salesman, distributor, contractor or employee of CCAi at the time of Crumpler's termination of employment, or otherwise cause or encourage any person, firm or corporation having a business relationship with CCAi at the time of Crumpler's termination of employment to sever such relationship with, or commit any act materially adverse to, CCAi. Crumpler further agrees that this covenant not to compete applies whether Crumpler acts as an individual for his own account, or as a partner, employee, agent, salesman, distributor, consultant or representative of any person, firm or corporation. The restriction contained in this Section 3 as it relates to the period following the termination of Crumpler's employment shall be limited to those geographic areas in which CCAi is then doing or soliciting business or selling products or services, and no business shall be considered competitive with CCAi unless CCAi was actually and actively engaged in such business or had definitive plans to enter such business at the time of the termination of Crumpler's employment.

             3.2 EXCEPTIONS. Nothing herein shall be interpreted to prohibit Crumpler from acquiring, for investment purposes, securities of a corporation that may compete with CCAi, provided such securities are listed on a national securities exchange or are regularly quoted in an over-the-counter market by one or more members of the National Association of Securities Dealers or similar organization and provided further that the securities acquired by Crumpler comprise less than one percent of the total outstanding voting securities of such corporation.

SECTION 4.   COVENANTS REGARDING INVENTIONS.

             (a) While Crumpler is employed by CCAi, Crumpler shall keep CCAi informed of any inventions, discoveries, improvements, trade secrets and secret processes made by him, in whole or in part, or conceived by him alone or with others, which result from any work he may do for, or at the request of, CCAi or which relate to the business, operations, activities, research, investigation or obligations of CCAi.

             (b) Crumpler, and his heirs, assigns and representatives, shall assign, transfer and set over, and do hereby assign, transfer and set over to CCAi, its successors and its assigns, all his and their right, title and interest in and to all inventions, discoveries, improvements, trade secrets, secret processes, patents, patent applications, service marks, trademarks, trademark applications, copyrights and copyright registrations which he solely or jointly with others has conceived, made, acquired or suggested at any time prior to the termination of Crumpler's employment and which relate either to the business, operations, activities, research or investigations of CCAi.

             (c) To the extent CCAi deems it necessary or desirable to effect the intent of this Section 4 and the assignments, transfers and set overs provided in Sections 4(a) or 4(b), Crumpler shall, at the expense of CCAi, assist CCAi or its nominees to obtain patents for any inventions, discoveries, improvements, trade secrets and secret processes in any countries throughout the world; and Crumpler shall execute and deliver any applications, assignments, or other instruments and all papers necessary to secure United States or foreign country letter patents or the renewal or continuation thereof and to transfer to CCAi, as requested, all the right, title, and interest in and to such formulae, inventions, discoveries, improvements, trade secrets, secret processes, or the renewal or continuation thereof.

             (d) To the extent CCAi deems it necessary or desirable to effect the intent of this Section 4 and the assignments, transfers and set overs provided in Sections 4(a) or 4(b), Crumpler shall deliver to CCAi any and all facts, sketches, drawings, models, figures and other information with respect to such formulae, inventions, discoveries, improvements, trade secrets and secret processes at any time requested by CCAi and shall execute and deliver any applications, assignments or other instruments in writing reasonably necessary or desirable in obtaining such patents, or the renewal or continuation thereof, or in any litigation or other proceedings connected therewith.

SECTION 5.   TERMINATION; OBLIGATIONS.

             (a) The employment of Crumpler shall terminate upon the occurrence of any of the following events:

             (i) the death of Crumpler;

             (ii) six months after the "disability" of Crumpler. Crumpler will be considered disabled for purposes of this Agreement when, in the judgment of CCAi, after having had consultation with medical experts in the applicable field, CCAi determines that Crumpler will be incapable of performing his duties under this

Agreement for future period of 60 days or more or such disability meets the criteria of "permanent and total disability" within the meaning of Section 22(e)(3) of the Internal Revenue Code;

         (iii) the delivery of written notice to Crumpler stating that Crumpler is being terminated for "cause", with such written notice setting forth such cause in reasonable detail. As used herein, the term "cause" shall mean:

             (A) misappropriating any funds or property of CCAi, committing fraud or embezzlement or engaging in any criminal or illegal activity, any of which shall have a material adverse effect on CCAi;

             (B) except for providing services to CCAi in exchange for compensation in accordance with the terms of this Agreement, attempting to obtain material personal gain, profit or enrichment at the expense of CCAi or from any transaction in which Crumpler has an interest which is known by Crumpler to be materially adverse to the interest of CCAi, unless Crumpler shall have obtained the prior written consent of the Board;

             (C) being finally convicted of a felony involving moral turpitude or any felony involving incarceration;

             (D) committing any material breach of this Agreement, provided such breach continues unremedied for a period of 30 days after CCAi shall have notified Crumpler in writing of such breach; or

             (E) performing or committing any act intended by Crumpler to cause a material adverse affect on CCAi, including, without limitation, acts of sexual harassment, provided such act continues unremedied for a period of 30 days after CCAi shall have notified Crumpler in writing of such act.

         (b) Upon termination of employment in accordance with Section 5(a) above or upon termination by Crumpler: (i) CCAi shall have no further obligation to Crumpler except to pay Crumpler (or Crumpler's estate in the case of death) the Base Salary and other benefits provided herein as he may be entitled to receive pursuant to Section 1.3 of this Agreement up to the time of termination (provided, however, Crumpler shall be entitled to the Warrant (as defined in the Stock Purchase Agreement) or any stock or options in CCAi that Crumpler was issued or granted by CCAi prior to the date of his termination; and (ii) Crumpler shall have no further obligation to CCAi except that he shall (A) continue to be bound by the provisions of Sections 2, 3 and 4 of this Agreement;
(B) remain liable to CCAi for any actual damages, if any caused by Crumpler's conduct described in Section 5(a)(iii) of this Agreement; and (C) if Crumpler's employment was terminated under Section 5(a)(iii), continue to cooperate with CCAi without charge to CCAi (but subject to reimbursement by CCAi of any out-of-pocket costs incurred by Crumpler in the course of such cooperation) as to matters within Crumpler's personal knowledge.

         (c) In the event that Crumpler is terminated by CCAi for reasons other than those set forth in Section 5(a) above, Crumpler shall be entitled to (i) continue to receive his Base Salary for the longer of (A) the remainder or the Term of this Agreement, or (B) three months following such termination, and (ii) participate in all applicable company health, accident, and other benefit plans or programs in effect for employees of CCAi.

SECTION 6.   REMEDIES.

             Inasmuch as any breach of, or failure to comply with, this Agreement will cause serious and substantial damage to CCAi, if Crumpler should in any way breach, or fail to comply with, the terms of this Agreement, CCAi shall be entitled to an injunction restraining Crumpler from such breach or failure. All remedies expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity. Resort to any remedy provided for under this Section 6 or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by CCAi of monetary damages.

SECTION 7. MISCELLANEOUS.

           7.1 AMENDMENT. This Agreement may be amended only by a writing executed by the parties to this Agreement.

           7.2 ENTIRE AGREEMENT. This Agreement and the other agreements expressly referred to in this Agreement set forth the entire understanding of the parties to this Agreement regarding the subject matter of this Agreement and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties regarding the subject matter of this Agreement. The Attachments to this Agreement are incorporated in this Agreement and shall be part of this Agreement for all purposes.

         7.3 NOTICES. Any notice, request, consent and other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered or sent by facsimile, (b) within one day after being sent by recognized overnight delivery service, or (c) within 5 days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties (and to the persons to whom copies shall be sent) at their respective addresses set forth below.

                  If to CCAi:


                           Conley, Canitano & Assoc., Inc.
                           5800 Landerbrook Drive
                           Mayfield Heights, OH 44124
                           Telephone: (440) 684-6600
                           Facsimile: (440) 684-6714 Attention: Mr.
                           Nicholas A. Canitano

                  If to Crumpler:

                           Ronnie Crumpler
                           2720 Lakeshore Lane
                           Carrollton, Texas 75006
                           Telephone: (972) 416-3104
                           Facsimile:

                  with a copy to:

                           Thompson, Coe, Cousins & Irons, L.L.P.
                           200 Crescent Court
                           Eleventh Floor
                           Dallas, Texas  75201-1853
                           Telephone:  (214) 871-8216
                           Facsimile:  (214) 871-8209
                           Attention:  Michael A. McClelland, Esq.


Any party by written notice to the other party may change the address or the persons to whom notices or copies thereof shall be directed.

         7.4 ASSIGNMENT. This Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of successors and permitted assigns of each party to this Agreement, but shall not be assignable or delegable by either party without the prior written consent of the other, provided, however, CCAi shall be entitled to assign this Agreement and the rights and duties hereunder to KLA.

             7.5 GOVERNING LAW. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Ohio. Each party agrees to submit to the personal jurisdiction of the state and federal courts located in the State of Ohio.

             7.6 SEVERABILITY. Each section and subsection of this Agreement constitutes a separate and distinct provision hereof. It is the intent of the parties to this Agreement that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applicable in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid, ineffective or unenforceable, the remaining provisions shall not be affected thereby. The invalid, ineffective or unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective and unenforceable provision; PROVIDED, HOWEVER, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

             7.7 WAIVERS. Any waiver by any party or any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

             7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

             7.9 THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than CCAi and Crumpler any rights or remedies under, or by reason of, this Agreement.

             7.10 WITHHOLDING OF TAXES. CCAi may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required to be withheld pursuant to any law or government regulation or ruling.

             7.11 SURVIVAL OF CERTAIN OBLIGATIONS. The obligations of CCAi and Crumpler set forth in this Agreement which by their terms extend beyond or survive the termination of this Agreement shall not be affected or diminished in any way by the termination of this Agreement.





                         [Signatures on Following Page]

                  IN WITNESS WHEREOF, CCAi has caused this Agreement to be duly executed and delivered by its duly authorized officer, and Crumpler has duly executed and delivered this Agreement, as of the date first written above.


                                            CONLEY, CANITANO & ASSOC., INC.


                                            By: /s/ Nicholas A. Canitano
                                               ------------------------------

                                            Title: Chairman & CEO
                                                  ---------------------------


                                            /s/ Ronnie Crumpler
                                            ---------------------------------
                                            RONNIE CRUMPLER

                                  ATTACHMENT A
                                  ------------


                        Salary, Benefits and Perquisites
                        --------------------------------


SALARY

$237,000 per year of salary ("Base Salary"). During the Term of this Agreement, Crumpler's Base Salary shall be reviewed annually and may be increased by CCAi in its sole discretion.

BONUS: During the Term of this Agreement, Crumpler shall be eligible to receive an annual bonus of up to $175,000 based upon reasonable goals mutually agreed upon by CCAi and Crumpler. CCAI shall evaluate annually Crumpler's extraordinary client development and may, at its discretion, pay Crumpler an additional bonus in addition to the preceding bonus. In addition, Crumpler shall be eligible to participate in CCAi's stock option program on the same basis and in the same manner as other Executive Vice Presidents of CCAi.


BENEFITS

                1. As long as this Agreement is in effect, Crumpler shall be entitled to participate in all applicable company health, accident and other benefit plans or programs in effect for employees of CCAi on the same basis and in the same manner as other Executive Vice Presidents of CCAi similarly situated.

                2. As long as this Agreement is in effect, Crumpler shall be entitled to vacation, and to such holidays, sick leave and other time off consistent with the practices of CCAi on the same basis and in the same manner as other Executive Vice Presidents of CCAi similarly situated.

                3. All reasonable out-of-pocket documented expenses incurred by Crumpler on behalf of CCAi in the ordinary and normal course of business shall be reimbursed by CCAi on the same basis and in the same manner as other Executive Vice Presidents of CCAi similarly situated.

                4. As long as this Agreement is in effect, Crumpler shall be entitled to indemnification provided to officers and directors as set forth in CCAi's Code of Regulations and shall be an insured under an Directors and Officers Liability Insurance that CCAi may have in place.

                                  ATTACHMENT B
                                  ------------

                              SAP Alliance Partners